THIS DOCUMENT IS A COPY OF THE FORM 8-A FILED ON MAY 1, 1997 PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION



                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549




                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                         THE FIRST BANCSHARES, INC.
           (Exact name of registrant as specified in its charter)



         Mississippi                           64-0862173
     (State of incorporation         (IRS Employer Identification No.)
          or organization)



        6480 U.S. Highway 98 West, Hattiesburg, Mississippi   39402
     (Address of principal executive offices)               (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                             None


Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock
                       (Title of class)

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The First Bancshares, Inc., a small business issuer as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934 (the "Company"), was incorporated as a Mississippi corporation on June 23, 1995, primarily to own and control all of the capital stock of First National Bank of South Mississippi (the "Bank") upon its formation. The Company's articles of incorporation (the "Articles of Incorporation") authorize it to issue up to 10,000,000 shares of common stock, par value $1.00 per share (the "Common Stock"), and 10,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock").

     The description of the Common Stock appearing under the heading "Description of Securities" in the Prospectus included in the Company's Registration Statement on Form S-1 (Registration No. 33-94288) is incorporated herein by reference.


ITEM 2.   EXHIBITS.

3.1 Articles of Incorporation (incorporated by reference to Exhibit 3.1 of Registration Statement on Form S-1, Registration No. 33-94288).

3.2 Bylaws (incorporated by reference to Exhibit 3.2 of Registration Statement on Form S-1, Registration No. 33-94288).

4.1  Specimen common stock certificate (incorporated by reference to Exhibit
     4.2 of Amendment No. 1 to the Registration Statement on Form S-1, Registration No. 33-94288).

                                   SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   THE FIRST BANCSHARES, INC.
                                   (Registrant)


                                   By: /s/ David E. Johnson
                                      David E. Johnson
                                      President


Date:  April 28, 1997